Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations: Ed Lockwood Sr. Director, Investor Relations (408) 875-9529 ed.lockwood@kla-tencor.com	Media Relations: Cathy Silva Corporate Communications Manager (408) 875-7042 cathy.silva@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR THE SECOND QUARTER OF

FISCAL YEAR 2016

MILPITAS, Calif., Nov. 4, 2015 -- KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its board of directors has declared a quarterly cash dividend of $0.52 per share on its common stock, payable on December 1, 2015 to KLA-Tencor stockholders of record as of the close of business on November 16, 2015.

About KLA-Tencor: KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED, and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for nearly 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

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